[Stationery of Keating, Muething & Klekamp, P.L.L.]

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6956
E-MAIL:MWEISS@KMKLAW.COM

EXHIBIT 5

May 1, 2001

Great American Financial Resources, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

AAG Holding Company
250 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

          We have acted as counsel in connection with the registration of debt securities (the “Debt Securities”) issued by AAG Holding Company (“AAG Holding”) and guaranteed by Great American Financial Resources, Inc. (“GAFRI”)(collectively with AAG Holding, the “Registrants” and individually a “Registrant”) and Preferred Stock issued by GAFRI (collectively, the “Offered Securities”) with an aggregate initial public offering price of up to $250,000,000 covered by the Registrants’ Registration Statement on Form S-3 (the “Registration Statement”).

          We have, as counsel, examined such corporate records, certificates of public officials and officers of the Registrants and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us and the legal capacity of natural persons who are parties to the documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Registrants.

          In connection with the opinions expressed below, we have further assumed that (i) the Board of Directors of the Registrant or Registrants, as the case may be, will have duly established the terms of the applicable Offered Securities and duly authorized the issuance and sale of such Offered Securities and such authorization will not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933 and will not have been terminated or rescinded; (iii) a prospectus supplement as contemplated by the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) there will not have occurred any change in the law affecting the validity or enforceability of the Offered Securities; and (vi) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Offered Securities will have been duly authorized and validly executed and delivered by the Registrants and the other parties thereto.

          Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1.      When (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture in substantially the form attached as an exhibit to the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon either Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrants; and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement, the Debt Securities, and the guarantee thereof, will constitute valid and legally binding obligations of AAG Holding Company and GAFRI, respectively, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor’s rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

          2.      When (i) the Board of Directors of GAFRI has taken all necessary corporate action to approve the issuance and sale of the Preferred Stock and has established the terms of such Preferred Stock, (ii) a statement with respect to the shares of Preferred Stock, if required by law, has been duly filed with the Secretary of State of Delaware, and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such Preferred Stock will be validly issued, fully paid and nonassessable.

          This opinion is rendered solely to you in connection with the matters described herein. This opinion may not be used or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except as set forth below.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours, KEATING, MUETHING & KLEKAMP, P.L.L. By: /s/ Mark A. Weiss Mark A. Weiss